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                                                                    EXHIBIT 3.43

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        MEDICAL ACTIVITIES XCHANGE, INC.

RODRIGO A. MUNOZ, M.D. certifies that:

         1. He is the Sole Incorporator of MEDICAL ACTIVITIES XCHANGE, INC., a California corporation.

         2. He hereby adopts the following amendments of the Articles of Incorporation of this Corporation:

                  A.       Article FIRST is amended to read as follows:

                           "The name of this corporation is:

                           PSYCHIATRIC MANAGEMENT RESOURCES, INC."

                  B. Article FIFTH is added to the Articles of Incorporation which reads in full as follows:

                           "The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. In the event the California Corporations Code is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the California Corporations Code, as so amended, without further shareholder action. Any repeal or modification of this Article Fifth shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification."

                  C. Article SIXTH is added to the Articles of Incorporation which reads in full as follows:

                           "The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the




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                           agents, or both, in excess of the indemnification
                           otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Notwithstanding the foregoing, if the California Corporations Code is amended to permit greater indemnification of agents, then an agent of the Corporation shall be indemnified to the fullest extent permitted by the California Corporations Code, as so amended, without further shareholder action. Any repeal or modification of this Article Sixth shall not in any way prohibit, impair, or adversely affect indemnification of an agent with respect to any action or omission occurring prior to such repeal or modification."

         3. No directors were named in the original Articles of Incorporation and none have been elected.

         4.       No shares have been issued.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Dated this 22nd day of April 1988.

                                              /s/ Rodrigo A. Munoz, M.D.
                                              ---------------------------------
                                              RODRIGO A. MUNOZ, M.D.
                                              Incorporator


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                           ARTICLES OF INCORPORATION

                                       OF

                        MEDICAL ACTIVITIES XCHANGE, INC.

     FIRST: The name of this corporation is MEDICAL ACTIVITIES XCHANGE, INC.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name and address in the State of California of the corporation's initial Agent for Service of Process is RODRIGO A. MUNOZ, 4045 Third Avenue, Suite 303, San Diego, California 92103.

     FOURTH: The total number of shares which this corporation is authorized to issue is one hundred thousand (100,000), all of the same class, designated "Common Stock".

     DATED this 14th day of August, 1987.

                                     /s/ Rodrigo A. Munoz, M.D.
                                     --------------------------------
                                     RODRIGO A. MUNOZ, M.D.
                                     Incorporator

     The undersigned declares that he is the Incorporator who has executed the foregoing Articles of Incorporation and hereby declares that this instrument is the act and deed of the undersigned.

                                     /s/ Rodrigo A. Munoz, M.D.
                                     --------------------------------
                                     RODRIGO A. MUNOZ, M.D.